Exhibit 10.36

EXECUTION VERSION

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FIRST AMENDMENT TO THE

EQUITY CAPITAL CONTRIBUTION AGREEMENT

WITH RESPECT TO

DIAMOND STATE GENERATION HOLDINGS, LLC

THIS FIRST AMENDMENT TO THE EQUITY CAPITAL CONTRIBUTION AGREEMENT WITH RESPECT TO DIAMOND STATE GENERATION HOLDINGS, LLC, (this “Amendment”), is executed as of April 13, 2012, by and among Mehetia Inc., a Delaware corporation (“Mehetia”), Clean Technologies II, LLC, a Delaware limited liability company (“Clean Technologies”), Diamond State Generation Holdings, LLC, a Delaware limited liability company (the “Company”), and Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Project Company”). Each of the foregoing entities shall be referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

A. WHEREAS, the Parties executed that certain Equity Capital Contribution Agreement with respect to Diamond State Generation Holdings, LLC, dated as of March 16, 2012 (the “Contribution Agreement”).

B. WHEREAS, the Parties desire to amend the Contribution Agreement as more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Contribution Agreement as follows:

AGREEMENT

1. Amendments.

1.1 Section 2.2(a). Section 2.2(a) of the Contribution Agreement is deleted in its entirety and replaced with the following:

“Subject to the terms and conditions in this Agreement, Investor will make a Capital Contribution on the Initial Funding Date in the amount set forth in the Projected Contribution Schedule for the quarter “Q1 ‘12” (an “Initial Funding Payment”). Subject to the terms and conditions in this Agreement, Clean Technologies will make a Capital Contribution on or before the Initial Funding Date in the amount set forth in the Projected Contribution Schedule for the quarter “Q1 ‘12”; provided, Clean Technologies may defer making $[***] of such Capital Contribution (which amount is to be used by the Project Company to pay the cost of the IDC LC (as defined in the Credit Agreement) required under the Credit Agreement to cover interest payments during construction of the Project) until the IDC LC (as defined in the Credit Agreement) is required to be in place, at which time Clean Technologies shall make such Capital Contribution.”

[***] Confidential Treatment Requested

[Signature Page to First Amendment to ECCA]

1.2. Section 2.2(b). Section 2.2(b) of the Contribution Agreement is amended by adding the text “or before” after the word “on” that appears in the sixth line of the last paragraph of such subsection.

1.3. Section 2.2(g). Section 2.2(g) of the Contribution Agreement is deleted in its entirety and replaced with the following:

“Notwithstanding anything contained herein to the contrary, in the event the Initial Funding occurs but any of the conditions set forth in Sections 2.7(v), (w), (x), (y) and (aa) have not been satisfied by the 4ate on which Clean Technologies provides notice of the first Subsequent Funding Date following the Initial Funding Date, Investor may, at its option, provide Clean Technologies not less than [***] written notice (the “Refund Notice”) that it desires to receive a refund of the Initial Funding Payment made by Investor. Upon receipt of such notice Clean Technologies shall have [***] to pay or cause such amount to be paid to Investor (such date, the “Refund Payment Date”). Upon the giving of the Refund Notice to Clean Technologies, Investor shall have no further obligation to make any Funding Payment until all of the conditions in Section 2.5 and Section 2.7 are satisfied. If all of the conditions in Section 2.5 and Section 2.7 are satisfied, Clean Technologies may by not less than [***]’ written notice to Investor again require (subject to the terms and conditions of this Agreement) Investor to make a Capital Contribution of the Initial Funding Payment and any Subsequent Funding Payments, as provided under this Agreement.”

1.4. Section 2.3. Section 2.3 of the Contribution Agreement is amended by deleting the text “on the Initial Funding Date by Clean Technologies of the CT Funding Amount” that appears in such section and replacing such text with “to be made on or before the Initial Funding Date by Clean Technologies pursuant to the last sentence of Section 2.2(a).”

1.5. Section 2.5(h). Section 2.5(h) of the Contribution Agreement is amended by deleting the text “the audited” that appears in such subsection and replacing it with the text “an unaudited”.

1.6. Section 2.5(r). Section 2.5(r) of the Contribution Agreement is deleted in its entirety and replaced with the following:

“Clean Technologies shall, prior to or simultaneously with the Initial Funding, make a Capital Contribution to the Company as required by Section 2.2(a), other than amounts that may be deferred as provided therein;”

1.7. Section 2.5(cc). Section 2.5(cc) of the Contribution Agreement is deleted in its entirety and replaced with the following:

“Project Company has entered into the Site Lees, each Site Lease having such terms and conditions reasonably satisfactory to Investor (except that the DDOT Site Lease shall be subject to amendment as set forth in Section 2.7(x));”.

[***] Confidential Treatment Requested

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1.8. Section 2.7(i). Section 2.7(i) of the Contribution Agreement is amended by deleting the text “or DPL Agreements” that appears in such subsection.

1.9. Section 2.7(y). Section 2.7(y) of the Contribution Agreement is amended by deleting the text “and” that appears after the “;” in such subsection.

1.10. Section 2.7(z). Section 2.7(z) of the Contribution Agreement is amended by deleting the “.” that appears in such subsection and replacing it with “;”.

1.11. Section 2.7(aa). The following is inserted into the Contribution Agreement as a new Section 2.7(aa):

“Project Company has received either (i) an owner’s ALTA extended coverage policy of title insurance (2006 form) issued by a title insurance company and in a form and substance acceptable to Investor, which policy shall insure that Project Company’s leasehold interest at each Site is free and clear of all defects and encumbrances, except Permitted Liens, and shall contain such endorsements as are reasonably requested by Investor, or (ii) the unconditional and irrevocable commitment of the title insurance company to issue such a policy, in each case in a coverage amount equal to the amount reasonably acceptable to Investor; and”

1.12. Section 2.7(bb). The following is inserted into the Contribution Agreement as a new Section 2.7(bb):

“Investor has received the audited financial report of Bloom as of its most recent fiscal year end.”

1.13. Annex I of the Contribution Agreement is amended by deleting the definition of “CT Funding Amount” contained therein and replacing it with the following:

““CT Funding Amount” means on any Subsequent Funding Date, an amount that is equal to the required Progress Contribution less (i) the applicable Loan Proceeds of the Lenders and (ii) the applicable Subsequent Funding Payment of the Investor.”

1.14. Exhibit I of the Contribution Agreement is deleted in its entirety and replaced with Exhibit I attached to this Amendment.

2. Ratification. The Contribution Agreement, as amended hereby, is in all respects ratified and confirmed and shall be and remain in full force and effect. All references to the Contribution Agreement in any other document or instrument shall be deemed to mean such Contribution Agreement as amended by this Amendment.

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3. Amendments. No amendment, modification, termination or waiver of any provision of this Amendment shall be effective unless the same shall be in writing and duly executed by both Parties.

4. Enforceability. This Amendment shall be enforceable by and binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law, which shall apply to this Amendment).

6. Counterparts and Facsimile Execution. This Amendment may be executed and delivered (including by facsimile transmission or “portable document format”) in one or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts” have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures of the Parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

7. Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.

[Remainder of page intentionally left blank. Signature page follows.]

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This Amendment is executed as of the date first set forth above.

MEHETIA INC.

By:
Name:
Title:

CLEAN TECHNOLOGIES II, LLC

By:
Name:
Title:

DIAMOND STATE GENERATION HOLDINGS, LLC

By:
Name:
Title:

DIAMOND STATE GENERATION PARTNERS, LLC

By:
Name:
Title:

[Signature Page to First Amendment to ECCA]

EXHIBIT I

FORM OF FUNDING NOTICE

                , 20    1

Mehetia Inc.

Eleven Madison Avenue

New York, NY 10010

Attn: [***]

Re:	Funding Notice

Ladies and Gentlemen:

Reference is made to that certain Equity Capital Contribution Agreement (as amended, the “ECCA”) made and entered into as of March 16, 2012, and as amended by the First Amendment to the Equity Capital Contribution Agreement with respect to Diamond State Generation Holdings, LLC dated as of April 13, 2012, by and among Mehetia Inc., a Delaware corporation (“Mehetia”), Clean Technologies II, LLC, a Delaware limited liability company (“Clean Technologies”), Diamond State Generation Holdings, LLC, a Delaware limited liability company (the “Company”), and Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Project Company”). All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the ECCA.

Pursuant to Section 2.7(r) of the ECCA, the Company hereby delivers to Mehetia this notice and certifies as follows as of Mehetia’s Subsequent Funding Date (unless notified to the contrary prior to Mehetia’s Subsequent Funding Date):

(1) (i) all conditions precedent in Section 2.5 and Section 2.7 (other than in Section 2.5(aa)) of the ECCA continue to be satisfied and (ii) there have been no material adverse changes from the circumstances addressed in the due diligence reports delivered to Mehetia under Sections 2.5(a) and (b) of the ECCA;

(2) Mehetia will receive an officer’s certificate from Clean Technologies as of the Subsequent Funding Date certifying that each of the representations and warranties of Clean Technologies in Section 3.2 of the ECCA is (i) true and correct in all material respects as of such Funding Date, except to the extent that any such representation or warranty shall have been expressly made only as of an earlier date in which case such representation and warranty was true and correct in all material respects as of such earlier date or (ii) if and to the extent such representations and warranties are qualified by the words “material”, “Material Adverse Effect” or similar qualification, true and correct, as qualified, as of such Funding Date (or such earlier date, as applicable);

(3) the net equity investment in the Company by Mehetia (meaning the aggregate Capital Contributions of Mehetia including the Subsequent Funding contemplated herein, less actual pre-tax cash distributions received by Mehetia from the Company), collectively, does not exceed [***]

[1]	To be delivered at least [***] prior to the applicable Subsequent Funding Date.

[***] Confidential Treatment Requested

(4) no material ongoing breach exists by Clean Technologies, the Company, Project Company, Bloom, the Managing Member, DPL or PJM under any of the SPA, the MOMA, the DPL Agreements, the PJM Agreements, the Administrative Services Agreement, the Company LLC Agreement, the Project Company LLC Agreement, the Credit Documents, the ECCA or any other Transaction Document or Material Contract, as applicable, and each of the MESPA, the MOMA, the DPL Agreements, the PJM Agreements, the Administrative Services Agreement, the Company LLC Agreement, the Project Company LLC Agreement, the Credit Documents, the ECCA and any other Transaction Document or Material Contract is in full force and effect;

(5) attached hereto as Attachment 1 are invoices, purchase or supply agreements, or other evidence of delivery and related agreements and documents demonstrating that a Grant is expected to be available for Systems that will be funded by this proposed Subsequent Funding because the Capital Contribution by Clean Technologies has been used by Project Company to incur Project costs that will allow the portions of the Project for which a Grant application will be filed and for which such costs are incurred to meet the 5% “safe harbor” for Grant eligibility under the Guidance, and both Bloom and Project Company have used commercially reasonable efforts to satisfy this requirement;2

(6) attached hereto as Attachment 2, are one or more Equity Contribution Notices delivered to the Company by the Project Company which relate to the Capital Contributions requested by this Funding Notice;

(7) the Grant program has not been repealed and none of the applications for the Grant that have been filed with respect to any Systems prior to this proposed Subsequent Funding have been rejected or denied on grounds that suggest Systems to be paid for with this proposed Subsequent Funding are ineligible for a Grant or are eligible for a Grant that is less by more than a de minims amount than the applied for amount, and no notification from the Treasury requesting additional information related to eligibility for a Grant with respect to any previously filed application has been received that, in each such case, has been the subject of a response that is not to the reasonable satisfaction of Mehetia;3

(8) Clean Technologies will make its corresponding CT Funding Amount in the amount of $[●] to the Company prior to, or simultaneously with Mehetia’s Subsequent Funding;

(9) with respect to the Systems for which this notice requests a portion of a Subsequent Funding Payment that will be used to pay any’[***] % Progress Payments, (i) with respect to Subsequent Fundings for the first [***] Systems, Mehetia has received confirmation that the amount of loan proceeds from the Lenders pursuant to the manner of calculation ‘set forth in the Base Case Model have either been funded to the Project Company or the administrative agent under the Credit Agreement has in writing confirmed to Mehetia that all conditions precedent to

[2]	Not to be included if an Alternative Tax Program has been elected under Section 7.5(b)(i) of the ECCA.
[3]	Not to be included if an Alternative Tax Program has been elected under Section 7.5(b)(i) of the ECCA.

[***] Confidential Treatment Requested

such funding have been satisfied or waived and the Lenders are prepared to make such funding contemporaneous with Project Company’s drawdown of such Progress Contribution from the Company and (ii) with respect to Subsequent Fundings for the remaining Systems, Mehetia has received confirmation that the loan proceeds agreed to in writing by the parties to the ECCA and the Lenders and then reflected in an updated Base Case Model have either been funded to the Project Company or the administrative agent under the Credit Agreement has in writing confirmed to Mehetia that all conditions precedent to such funding have been satisfied or waived and the Lenders are prepared to make such funding contemporaneous with Project Company’s drawdown of such Progress Contribution from the Company;

(10) no breach exists under the Bloom Guaranty and the Bloom Guaranty, the REPS Act and the Tariffs are in full force and effect and there are no pending proceedings challenging the same in any respect material to the parties hereto;

(11) Project Company has received payment under the QFCP-RC Tariff and the PJM Agreements for all sales of energy, capacity, ancillary services and environmental attributes up to the date of the Subsequent Funding as well as reimbursement for fuel in accordance with the DPL Agreements (except, in each case, for amounts for which payment is not yet due);

(12) the Initial Funding Payment, any prior Subsequent Funding Payments and any prior CT Funding Amounts have been contributed by Company to Project Company in accordance with the Company LLC Agreement, and not more than $[***] of such amount is unspent by Project Company;

(13) [Include if funding is for Systems beyond the first 10MW of Portfolio capacity: the Systems being funded under this proposed Subsequent Funding are being manufactured by Bloom in Delaware];

(14) Project Company (i) has entered into all PJM Agreements, DPL Agreements and all other agreements and made all filings and other arrangements necessary for the transmission, interconnection and delivery of the Portfolio’s energy to the PJM Grid and (ii) is a PJM member (or has contracted with a market participant in PJM to perform its PJM obligations and such market participant has entered into all required PJM Agreements and is in compliance therewith);

(15) Project Company has obtained all necessary authorizations from FERC to sell the Portfolio’s energy at market-based rates as contemplated by the QFCP-RC Tariff and is in compliance with such authorization and Mehetia was provided with the proposed market-based rate filing at least 30 days in advance of the filing;

(16) Project Company is an Exempt Wholesale Generator;

(17) attached hereto as Attachment 3 are all reports and notices produced or received by Project Company (and not previously provided to Mehetia) in accordance with the Tariffs;

(18) Bloom [is proceeding to prepare][has prepared] a permanent facility in Delaware for manufacturing by Bloom of at least 20 MW of Systems so that all the Systems shall be considered to have been manufactured in Delaware under the REPS Act;

[***] Confidential Treatment Requested

(19) the Section 203 Order has been issued;

(20) [Include if funding is for first Subsequent Funding for any Systems to be installed at the Red Lion Site: Mehetia has received in form and substance satisfactory to Mehetia (i) a system impact study for the Project interconnection for the Red Lion Site from PJM and such study does not identify any material impediments that are reasonably likely to have an adverse effect on the ability of any party hereto to execute and deliver all agreements necessary for the transmission, interconnection and delivery of the Red Lion Site Systems’ Energy to the PJM Grid by the Guaranteed Initial Delivery Date, (ii) evidence reasonably satisfactory to Mehetia that PJM has waived the requirement for a facilities study with respect to the Red Lion Site, (iii) an executed copy of an interconnection services agreement among the Project Company, PJM and DPL with respect to the Red Lion Site, which agreement has been filed with FERC if required and (iv) an executed copy of a construction services agreement among the Project Company, DPL and ‘PJM with respect to the Red Lion Site;]

(21) [Include if funding is for first Subsequent Funding for any Systems to be installed at the Red Lion Site: the Project Company has obtained all permits required (if any) under the Delaware Coastal Zone Act;]

(22) Mehetia has received inform and substance reasonably satisfactory to Mehetia an executed copy of a wholesale market participation agreement among Project Company, DPL and PJM with respect to the Brookside Site;

(23) Mehetia has received, in form and substance reasonably satisfactory to Mehetia, an executed copy of an interconnection agreement between the Project Company and DPL with respect to the Brookside Site;

(24) Mehetia has received an executed copy of an amendment to the DDOT Site Lease, amending the term of such lease so that the term of such lease is at least 21 years commencing from the date of “commercial operation” (as defined in the QFCP-RC Tariff) of the last System to be installed at such Site;

(25) Mehetia has received an executed copy of the Gas Service Agreement between the Project Company and DPL required pursuant to the Gas Tariff;

(26) Project Company has received either (i) owner’s ALTA extended coverage policy of title insurance (2006 form) issued by a title insurance company and in a form and substance acceptable to Mehetia, which policy shall insure that Project Company’s leasehold interest at each Site is free and clear of all defects and encumbrances, except Permitted Liens, and shall contain such endorsements as are reasonably requested by Mehetia, or (ii) the unconditional and irrevocable commitment of the title insurance company to issue such a policy, in each case in a coverage amount equal to the amount reasonably acceptable to Mehetia; and

(27) Mehetia has received the audited financial report of Bloom as of its most recent fiscal year end.

Mehetia is therefore hereby requested to make a Subsequent Funding Payment in accordance with the terms of the ECCA on [                , 20    ] in the amount of $[            ] to the account of the Company as set forth below:

Holder Name:	Diamond State Generation Holdings, LLC
Bank Name:
Account Number:
ABA Number:

Sincerely,

DIAMOND STATE GENERATION HOLDINGS, LLC

By:	Clean Technologies II, LLC, as Managing Member

By:
Name:
Title:

Attachment 1

to Funding Notice

Attachment 2

to Funding Notice

Attachment 3

to Funding Notice